RULE 12b-1 RELATED AGREEMENT


         This Agreement is made between the firm, company or entity executing this Agreement (the "Company") and Mackenzie Investment Management Inc. ("MIMI") for the mutual funds (referred to individually as a "Fund" and collectively as the "Funds") for which MIMI serves as distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. MIMI hereby appoints the Company to render or cause to be rendered shareholder liaison services to the Funds and their shareholders.

         2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

                  (a) advising shareholders regarding the purchase, sale or retention of shares of a Fund;

                  (b)      answering routing inquiries concerning a Fund;

                  (c) providing shareholders with information regarding a Fund and related developments; and

                  (d) other personal or account maintenance services provided to shareholders of a Fund.

The services listed above are illustrative. The Company may at any time perform either more or fewer shareholder liaison services than described above.

         3. During the term of this Agreement, MIMI will pay the Company fees for each Fund as set forth in a written schedule delivered to the Company pursuant to this Agreement. MIMI's fee schedule for the Company may be changed by MIMI sending a new fee schedule to the Company pursuant to paragraph 10 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

         4. The Company will not be or become a fiduciary, within the meaning of
Section  4975 of the  Internal  Revenue Code of 1986,  as amended  ("Code"),  or
Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to any retirement plan or employee benefit plan that is subject to the prohibited transaction provisions of Code Section 4975 or ERISA
Section 406 if, as a result of its fiduciary status or its fiduciary activities, its performance of shareholder liaison


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services  and/or  receipt of  compensation  therefor  pursuant to this agreement could constitute a nonexempt  prohibited  transaction within the meaning of Code
Section 4975 or ERISA Section 406 or a violation of its fiduciary duties under ERISA Section 404. The Company understands that for purposes of those sections, a person is a fiduciary with respect to any such plan to the extent the person exercises any discretionary authority or discretionary control with respect to the plan or its assets, or who renders investment advice for a fee, direct or indirect, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the plan.

         5. The Company agrees to meet all disclosure and other regulatory obligations imposed on it under federal and state securities laws in connection with this Agreement, including any obligations to disclose to its clients that fees will be paid to the Company under this Agreement with respect to client assets invested in the Funds.

         6. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

         7. Notwithstanding paragraph 6, this Agreement may be terminated as follows:

                  (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

                  (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distribution Agreement" between the Fund and MIMI; and

                  (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.


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         8. The  termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

         9. This Agreement supersedes any prior service agreements between the parties for the Funds.

         10. This Agreement may be amended by MIMI from time to time by the following procedure. MIMI will mail a copy of the amendment to the Company's address, as shown below. If the Company does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Company's objection must be in writing and be received by MIMI within such thirty (30) days.

         11. This Agreement shall be construed in accordance with the Laws of the State of Florida.


                                   -----------------------------------
                                    [Company]
                                   -----------------------------------
                                     Address

                                   -----------------------------------
                                   City             State         Zip Code

Dated: ___________________     By: _______________________________
                                   Authorized Signature

                                   -----------------------------------
                                   Title

                                   -----------------------------------
                                   Print Name and Authorized Signature



                                   MACKENZIE INVESTMENT
                                   MANAGEMENT INC.
                                   Via Mizner Financial Plaza
                                   700 South Federal Highway
                                   Boca Raton, Florida  33432



                                 By:________________________________
                                    Michael G. Landry, President


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                                 [Name of Fund]

                                 ----------------------

                    EXHIBIT A to 12b-1 Related Agreement with
                  Mackenzie Investment Management Inc. ("MIMI")


Portfolios

         MIMI will pay shareholder liaison services fees for the following portfolios (the "Funds") effective as of the dates set forth below:

                  Name                                                 Date

         [Portfolio names]                  [Effective dates]


Shareholder Liaison Services

         1. During the term of this Agreement, MIMI will pay the Company a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of 0.25% of the average net asset value of Shares held during the quarter in accounts for which the Company provides services under this Agreement, (i) so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as MIMI shall from time to time determine and communicate in writing to the Company, and (ii) only with respect to the Shares in an account in a Fund that have been outstanding for a minimum holding period as MIMI shall from time to time determine and communicate in writing to the Company.

         2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.